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NEVSTAR CORPORATION
(Name of Registrant as Specified in Its Charter)

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NEVSTAR CORPORATION
123 Chuangye Road, Haizhou District
Fuxin City, Liaoning Province, P.R.C. 123000
(86 418) 399 5066

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about May 7, 2008 to the holders of record of the outstanding Common Stock, $.01 par value per share (the “Common Stock”), of Nevstar Corporation, a Nevada corporation (the “Company”), as of the close of business on April 21, 2008 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This Information Statement relates to a written consent in lieu of a meeting, dated April 21, 2008, (the “Written Consent”) of stockholders of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholders”).  Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Nevstar Corporation.

The Written Consent authorized an amendment and restatement of our Articles of Incorporation (the “Restated Articles”), which integrates into a single instrument our current Articles of Incorporation and amends our current Articles of Incorporation to, among other things:

(i) change our name to “Golden Elephant Glass Technology, Inc.”;

(ii) add a new provision regarding our election not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, regulating corporate takeovers; and

(iii) add a new provision regarding our election not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, restricting certain acquisitions of a controlling interest in a corporation.

A copy of the Restated Articles are attached to this Information Statement as Appendix A.

The Written Consent constitutes the consent of the holders of a majority of the total number of shares of outstanding Common Stock and is sufficient under Chapter 78 of the Nevada Revised Statutes and the Company’s Bylaws to approve the Restated Articles.  Accordingly, the Restated Articles are not presently being submitted to our other stockholders for a vote.  The action by Written Consent will become effective when we file the Restated Articles with the Nevada Secretary of State (the “Effective Date”).

This is not a notice of a meeting of stockholders and no stockholders’ meeting will be held to consider the matters described herein.  This Information Statement is being furnished to you solely for the purpose of informing stockholders of the matters described herein pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, including Regulation 14C.

By Order of the Board of Directors,

/s/ Lihui Song
Lihui Song
Chief Executive Officer

GENERAL INFORMATION

This Information Statement is being first mailed on or about May 7, 2008 to our stockholders by our Board of Directors to provide material information regarding corporate actions that have been approved by the Written Consent of the Majority Stockholders.

Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders.  We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information statements or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at our executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION.

The entire cost of furnishing this Information Statement will be borne by us.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS
AND THE MAJORITY STOCKHOLDERS

Under the Nevada Revised Statutes and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing.  The approval of the Restated Articles requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock.  Each stockholder is entitled to one vote per share of Common Stock on any matter which may properly come before the stockholders.

On the Record Date, we had 25,001,800 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 21, 2008, our Board of Directors unanimously adopted resolutions approving the Restated Articles and recommended that our stockholders approve the Restated Articles as set forth in Appendix A.  In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

Our Board of Directors has determined that the change of our name to “Golden Elephant Glass Technology, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on March 31, 2008.

Our Board of Directors has also determined that adding certain provisions to our Articles of Incorporation to forego certain sections of the Nevada Revised Statutes is in the best interests of our Company as remaining subject to these sections would place unnecessary burdens on our Company.

CONSENTING STOCKHOLDERS

On April 21, 2008, the following stockholders consented in writing to the Restated Articles:

Name of Stockholder	Shares of Common Stock	Percent of Common Stock
Money Victory Limited	15,438,612	61.75%
Win-Win Global Investments Inc.	7,125,513	28.50%
TOTAL	22,564,125	90.25%

Accordingly, based on action taken by our Board of Directors and the foregoing vote of our Majority Stockholders, we have obtained all necessary corporate approvals in connection with the Restated Articles.  We are not seeking written consent from any other stockholders, and our other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement.  All necessary corporate approvals have been obtained.  This Information Statement is furnished solely for the purposes of advising our stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file the Restated Articles with the Nevada Secretary of State’s Office.  The Restated Articles will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our stockholders.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

We are authorized to issue up to 150,000,000 shares,  consisting  of any  combination  of common  stock and up to  10,000,000 shares of preferred stock.  Each outstanding share of Common Stock entitles the holder thereof to one vote per share on all matters.  Our Bylaws provide that elections for directors shall be by a plurality of votes.  Stockholders do not have preemptive rights to purchase shares in any future issuance of our Common Stock.  Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of Common Stock.

We are also authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), in one or more classes or series within a class as may be determined by our Board of Directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof.  Any Preferred Stock so issued by our Board of Directors may rank senior to the Common Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both.

At the close of business on the Record Date, we had 25,001,800 shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of April 21, 2008 (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Unless otherwise specified, the address of each of the persons set forth below is in care of 123 Chuangye Road, Haizhou District, Fuxin City, Liaoning Province, PRC 123000.

Name & Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Lihui Song (3)	Chairman, CEO and President	Common stock $0.01 par value	15,438,612	61.75%
Qiang Hao	Chief Financial Officer	Common stock $0.01 par value	0	0
All officers and directors as a group (2 persons named above)		Common stock $.01 par value	15,438,612	61.75%
5% Securities Holder
Money Victory Limited		Common stock $0.01 par value	15,438,612	61.75%
Lin Tan(4)		Common stock $0.01 par value	15,438,612	61.75%
Win-Win Global Investments Inc.		Common stock $0.01 par value	7,125,531	28.5%
Yan Tan(5)		Common stock $0.01 par value	5,700,410	22.8%
Hong Tan (6)		Common stock $0.01 par value	1,425,103	5.7%

1  Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

2  As of April 21, 2008, a total of 25,001,800 shares of our Common Stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1).

3  Our Chairman, CEO and President, Mr. Lihui Song, is married to Ms. Lin Tan, who beneficially owns 61.75% of our stock.   The foregoing table includes 15,438,612 shares held by Money Victory Limited, a BVI corporation, of which Ms. Tan is a 77.51% owner. Mr. Song disclaims beneficial ownership of our Common Stock held by Money Victory Limited except to the extent of his pecuniary interest therein.

4  Includes 15,438,612 shares held by Money Victory Limited, a BVI corporation, of which Lin Tan is a 77.51% owner. Ms. Lin Tan disclaims beneficial ownership of our Common Stock held by Money Victory Limited except to the extent of her pecuniary interest therein.

5  Includes 5,700,410 shares held by Win-Win Global Investments, Inc., a BVI corporation, for which Ms. Yan Tan is deemed to be the 80% beneficial owner.

6  Includes 1,425,103 shares held by Win-Win Global Investments, Inc., a BVI corporation, for which Ms. Hong Tan is deemed to be the 20% beneficial owner.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION

On April 21, 2008, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding capital stock, an amendment and restatement of our Articles of Incorporation, which integrates into a single instrument our current Articles of Incorporation and amends our current Articles of Incorporation to, among other things (i) change our name to “Golden Elephant Glass Technology, Inc.”; (ii) add a new provision regarding our election not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, regulating corporate takeovers; and (iii) add a new provision regarding our election not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, restricting certain acquisitions of a controlling interest in a corporation.  The Majority Stockholders approved the Restated Articles pursuant to the Written Consent dated as of April 21, 2008.  The proposed Restated Articles is attached hereto as Appendix A.

Stockholder approval for the Restated Articles was obtained by the Written Consent of our stockholders holding at least a majority of our issued and outstanding Common Stock, as of the Record Date.  The Restated Articles will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the mailing of this Information Statement to our stockholders as of the Record Date.

Name Change

Our current Articles of Incorporation state that our name is “Nevstar Corporation.”  Our Board of Directors unanimously approved, subject to approval of our stockholders, the Restated Articles to change our name from “Nevstar Corporation” to “Golden Elephant Glass Technology, Inc.”

The change of our name to “Golden Elephant Glass Technology, Inc.” is in the best interest of our stockholders and will more accurately reflect, and allow us to engage in, our business operations as described in our Current Report on Form 8-K filed on March 31, 2008.

No Restrictions on Business Combinations with Interested Stockholders

The Restated Articles contain a provision stating that we have elected not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, regulating corporate takeovers.  Our current Articles of Incorporation contain no such provision.

The application of these sections of the Nevada Revised Statutes would have limited the ability of our stockholders to approve a transaction that they may deem to be in their interests.  Our Board of Directors has determined that remaining subject to this statute would place unnecessary burdens on us in connection with the completion of any beneficial business transactions with interested stockholders, and has thus decided to forego the provisions of these sections of the Nevada Revised Statutes.

No Restrictions on Control Share Acquisitions

The Restated Articles contain a provision stating that we have elected not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, restricting certain acquisitions of a controlling interest in a corporation.  Our current Articles of Incorporation contain no such provision.

Our Board of Directors has determined that remaining subject to this statute would place unnecessary burdens on us in connection with the completion of third party financings, and has thus decided to forego the provisions of these sections of the Nevada Revised Statutes.

We have also made certain other changes to our Articles of Incorporation, including changes made to clarify liabilities of officers and directors and indemnification.

CHANGES TO OUR BUSINESS AND CHANGE OF CONTROL

We were incorporated on December 2, 1993 in the State of Nevada under the name of Mesquite Gaming Corp.  We were formed to acquire, develop, construct, own and manage hotel/casino projects.  On December 1, 1999, we filed a voluntary petition for relief under Chapter 11 in the United States Bankruptcy Court, District of Nevada (the “Bankruptcy Court”) and acted as debtor in possession.  On July 10, 2000, we again filed a voluntary petition for relief under Chapter 11 in the Bankruptcy Court and acted as debtor in possession.  On September 6, 2005, the Bankruptcy Court issued a final decree in the Chapter 11 proceedings, formally removing us from the oversight of the Bankruptcy Court and ending all bankruptcy proceedings.

On October 11, 2005, we entered into a stock purchase agreement with Halter Financial Investments, L.P., a Texas limited partnership (“HFI”), pursuant to which we sold 250,000 newly issued, restricted shares of our Common Stock to HFI for gross proceeds of $75,000.  We relied upon Section 4(2) of the Securities Act of 1933, as amended, for an exemption from registration of these shares.  As a result of this transaction, HFI became our controlling stockholder, owning approximately 59.6% of the issued and outstanding shares of our Common Stock.

Our emergence from Chapter 11 of Title 11 of the United States Code on November 22, 2005 created the combination of a change in majority ownership and voting control - that is, loss of control by the then-existing stockholders, a court-approved reorganization, and a reliable measure of our fair value, resulting in a fresh start, creating, in substance, a new reporting entity.  Accordingly, post bankruptcy, we had  no significant assets, liabilities or operating activities.

On March 31, 2008, we completed a reverse acquisition transaction with Dollar Come Investments Limited (“Dollar Come”).  Dollar Come was established in February 2004 under the laws of the British Virgin Islands and owns 100% of the outstanding equity interest in our operating subsidiary, Fuxin Hengrui Technology Co., Ltd. (“Fuxin Hengrui”).  In the reverse acquisition transaction, we issued to the three shareholders of Dollar Come 23,751,710 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Dollar Come.  Dollar Come thereby became our wholly owned subsidiary and the former shareholder of Dollar Come became our controlling stockholder.

Upon the closing of the reverse acquisition, Timothy Halter, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on April 19, 2008, the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  Lihui Song was appointed as our director effective upon the closing of the reverse acquisition.  In addition, our executive officers were replaced by the Fuxin Hengrui executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition transaction with Dollar Come, our business operations changed and we now focus on manufacturing float glass and other glass products through Fuxin Hengrui.  We intend to change our name to “Golden Elephant Glass Technology, Inc.” to reflect our new business operations upon the filing of the Restated Articles with the Nevada Secretary of State.

DISSENTER’S RIGHTS

Under Nevada law, holders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendment and restatement of our Articles of Incorporation and the adoption of the Restated Articles.

FINANCIAL AND OTHER INFORMATION

For more detailed information about us, including financial statements, and other information about the business and operations of our Company, you may refer to our Current Report on Form 8-K filed on March 31, 2008 and other periodic filings made with the SEC from time to time.  Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov and a copies of which may be obtained by writing our secretary at the address specified above.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2007, being the commencement of the current fiscal year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1. any director or officer of the Company;

2. any proposed nominee for election as a director of the Company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed above in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Appendix A

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
NEVSTAR CORPORATION
(hereby changed to GOLDEN ELEPHANT GLASS TECHNOLOGY, INC.)

Nevstar Corporation (hereinafter referred to as the “Corporation”), a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify as follows:

1.

The current name of the Corporation is Nevstar Corporation.

2.

The original Articles of Incorporation of the Corporation were filed in the Office of the Secretary of State on December 2, 1993.

3.

These Amended and Restated Articles of Incorporation have been duly approved by the Unanimous Written Consent of the Board of Directors of the Corporation in lieu of a meeting, dated April 21, 2008, and by the Written Consent of the holders of a majority of the Corporation’s issued and outstanding capital stock, dated April 21, 2008, in accordance with the provisions of Sections 78.390 and 78.403 of the Nevada Revised Statutes.

4.

The provisions of the Articles of Incorporation of the Corporation as heretofore amended and/or supplemented are hereby restated, integrated and further amended to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Golden Elephant Glass Technology, Inc. (hereinafter, the “Corporation”).

ARTICLE II
DURATION

The Corporation will have perpetual existence.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE IV
STOCK

The total  number of shares of capital  stock that the  Corporation  is authorized to issue is  150,000,000  shares,  consisting of any  combination  of Common  Stock,  par value  $0.01  per  share  (the  "Common  Stock"),  and up to 10,000,000  shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock").

The Board of  Directors  may  establish  one or more series of unissued shares of any class of capital stock by fixing and  determining  the designation and  preferences,  limitations,  and other  relative  rights,  including  voting rights, and the qualifications,  limitations,  or restrictions  thereof, and may increase or decrease  the number of shares  within each such  series;  provided, however,  that the board of  directors  may not  decrease  the  number of shares within a series to less than the number of shares  within  such  series that are then issued.

Each outstanding share of the Corporation's  capital stock,  regardless of class,  shall be entitled to one vote on each matter submitted to a vote at a meeting  of  stockholders,  except to the extent  that the voting  rights of the shares of any class or classes are limited or denied by applicable  law or these Articles of Incorporation, as amended from time to time.

ARTICLE V
PREEMPTIVE RIGHTS

No stockholder of the Corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the Corporation may issue, shares of any class of the Corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the Corporation.

ARTICLE VI
VOTES

Any action required or permitted by law, these Articles of Incorporation or the Bylaws of the Corporation to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Prompt notice of the taking of any action by stockholders without a meeting by less than  unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

ARTICLE VII
BYLAWS

The Board of  Directors  is  expressly  authorized  to alter,  amend or repeal the Bylaws of the Corporation or to adopt new Bylaws.

ARTICLE VIII
CUMULATIVE VOTING

Stockholders of the Corporation will not have the right of cumulative voting for the election of directors or for any other purpose.

ARTICLE IX
GOVERNING BOARD

The members of the governing board of the Corporation shall be known as the board of directors.  The number of directors comprising the board of directors shall be determined from time to time in the manner provided in the bylaws of the Corporation.

ARTICLE X
INDEMNIFICATION

The Corporation shall indemnify, and advance expenses as they are incurred to, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is serving at the request or direction of the Corporation, or who is serving at the request or direction of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by Nevada law.

ARTICLE XI
LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.  Any repeal or modification of this Article VIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XII
ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by an successor section, statute, or provision.  No amendment to these Amended and Restated Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

ARTICLE XIII
COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision.

ARTICLE XIV
NUMBER OF DIRECTORS

The number of directors will be determined in accordance with the Bylaws of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this  ____ day of _____, 2008.

NEVSTAR CORPORATION

By: ____________________________________
Name: Lihui Song
Title: Chief Executive Officer